Exhibit 10.25

Addendum to Financing Agreement
(Inventory Financing)

Summit Financial Resources, L.P. ("Summit"), and One Up Innovations, Inc., and FoamLabs, Inc. (individually and collectively, "Client"), have entered into a Financing Agreement dated May 17, 2010 (the "Financing Agreement").  Summit and Client desire to modify the Financing Agreement as set forth herein and agree as follows:

1.           Definitions.  Except as otherwise expressly provided herein, terms assigned defined meanings in the Financing Agreement shall have the same defined meanings in this Addendum.  As used herein, the term:

"Acceptable Inventory" means Inventory which consists of finished goods or raw materials that can be readily marketed for sale without further processing and which is subject to no security interest, lien, or encumbrance of any nature whatsoever with priority over the security interest created by the Financing Agreement, except any liens for current taxes which are not delinquent, but excluding Inventory which consists of shipping materials or which, in the sole discretion of Summit, is damaged, out-dated, obsolete, or otherwise unacceptable to Summit.

"Inventory Advance Period" means a period commencing on October 1 of each calendar year and ending on November 30 of the same calendar year.

2.           Inventory Advances.  During the Inventory Advance Period, Summit may, in its sole discretion and without any duty to do so, elect from time to time to make advances based upon Acceptable Inventory.  Advances based upon Acceptable Inventory shall be made only in accordance with the below formula, which formula may be changed or modified at any time in the sole discretion of Summit without the consent or approval of Client:

Advances based upon Acceptable Inventory may be made upon request of Client so long as the aggregate amount of all advances based upon Acceptable Inventory outstanding and unpaid does not exceed the lesser of (a) Forty Percent (40%) of the lower of book value or other value, as determined by Summit, of the Acceptable Inventory, (b) Two Hundred Thousand Dollars ($200,000), (c) Fifty Percent (50%) of the aggregate amount of outstanding Accounts on which an Advance has been made, and (d) together with the aggregate amount of all other outstanding Advances, the Maximum Credit Line.

Summit may decline to make advances based upon Acceptable Inventory for any reason or for no reason, without notice, regardless of any course of conduct or past advances based upon Acceptable Inventory by Summit.

3.           Terms of Inventory Advance.  Advances based upon Acceptable Inventory shall be subject to the interest, Fees and Charges, and all terms and conditions applicable to an Advance under the Financing Agreement.  In addition, Client shall pay a monthly collateral management fee equal to One and Nine-Tenths Percent (1.9%) of the average monthly balance of outstanding advances based upon Acceptable Inventory for each month, or portion thereof.  All accrued interest and collateral management fees based upon Acceptable Inventory shall be due and payable monthly in arrears.

Notwithstanding anything to the contrary herein or in the Financing Agreement, the amount of all outstanding advances based upon Acceptable Inventory, including all interest, collateral management fees, and other fees and charges thereon, shall be due and payable in full on the last day of the Inventory Advance Period.  In the event Client fails to repay in full all outstanding advances based upon Acceptable Inventory, plus all interest, collateral management fees, and all other fees and charges thereon, on or before the last day of the Inventory Advance Period, such event shall constitute an Event of Default.

4.           Sale of Inventory and Tender of Account.  Client shall diligently sell and ship the Acceptable Inventory upon which an advance has been made.  Upon shipment and delivery of such Acceptable Inventory, the account created thereby shall be promptly submitted to Summit for purchase.  If such Acceptable Inventory is not promptly and diligently sold and shipped, or the account created thereby does not meet all requirements of an Acceptable Account, or Summit declines for any reason to purchase the account created thereby, the advance based upon Acceptable Inventory may be treated as a Chargeback Account under the Financing Agreement.

One Up Innovations, Inc.
5/12/10

5.           Disbursement of Advance.  Upon purchase by Summit of an Account for which there has been an underlying advance based upon Acceptable Inventory, the Advance shall be disbursed to Summit to repay the underlying advance based upon Acceptable Inventory and all interest and Fees and Charges owing in connection therewith.  The remainder, if any, shall be disbursed in accordance with the terms and conditions of the Financing Agreement.

6.           Secured by Collateral.  The Collateral shall secure all obligations of Client to Summit arising under or relating to this Addendum.

7.           Rights and Remedies.  Summit shall be entitled to all rights and remedies concerning an advance based upon Acceptable Inventory as are provided for Advances under the Financing Agreement.

8.           Integrated Agreements.  This Addendum, together with the Financing Agreement, any other addenda to the Financing Agreement, and the documents identified or contemplated therein, constitute the entire agreement between Summit and Client and may not be altered or amended except by written agreement signed by Summit and Client.  No provision hereof or thereof may be waived by Summit except upon written waiver executed by Summit.  The Financing Agreement, this Addendum, and all other addenda to the Financing Agreement shall be read and construed together as one agreement.  This Addendum shall be governed by and construed in accordance with the laws of the State of Utah and shall be deemed to have been executed by the parties in the State of Utah.

9.           Financing Agreement Remains in Full Force and Effect.  Except as expressly modified by this Addendum, the Financing Agreement remains in full force and effect.

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One Up Innovations, Inc.
5/12/10

Dated:  May 17, 2010.

Summit Financial Resources, L.P.

By:	/s/ Mark J. Picillo
Name:	Mark J. Picillo
Title:	Senior Vice President

One Up Innovations, Inc., a Georgia corporation

By:	/s/ Louis S. Friedman
Name:	Louis S. Friedman
Title:	President and CEO

FoamLabs, Inc., a Georgia corporation

By:	/s/ Louis S. Friedman
Name:	Louis S. Friedman
Title:	President and CEO

The undersigned, constituting all of the guarantors of the obligations of Client under the Financing Agreement pursuant to Guarantees each dated May 17, 2010, hereby consent to and authorize the foregoing Addendum to Financing Agreement (Inventory Financing) and agree and acknowledge that the obligations of Client created thereunder will be subject to and guaranteed by the Guarantees.

/s/ Louis S. Friedman
Louis S. Friedman

WES Consulting, Inc.

By:	/s/ Louis S. Friedman
Name:	Louis S. Friedman
Title:	President & CEO

One Up Innovations, Inc.
5/12/10